 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-222529), as amended, and Form S-8 (No. 333-210640) of our report dated March 19, 2020, with respect to December 31, 2019 and December 31, 2018 consolidated financial statements of Ocean Thermal Energy Corporation included in its Annual Report (Form 10-K).

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statements.

/s/ Liggett & Webb, P.A.
LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 19, 2020